UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 13, 2006 (February 9, 2006)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

(215) 579-7388
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2006, the Board of Directors of CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved the execution of stock option agreements with each of the following executive officers of the Company with respect to options to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in the following amounts:

Name	Number of Shares
Colin Stewart	85,000
Nancy Broadbent	40,000
David Pfeiffer	30,000
Klaus Theobald	30,000
Andrew Powell	25,000

The stock option grants set forth above were made under the Company’s 2005 Equity Incentive Plan, under the following terms: (i) an exercise price equal to the last reported sale price of the Common Stock on the date of grant, or $11.34 per share, (ii) a ten-year duration and (iii) vesting in five equal annual installments commencing one year after the date of grant, provided that the optionee remains an employee of the Company.  The Company’s form of Incentive Stock Option Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.  The Company’s Executive Officer Compensation Summary was filed as Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01.	Financial Statements and Exhibits.

(d)

Form of Incentive Stock Option Agreement for the 2005 Equity Incentive Plan (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, Commission File No. 0-28308) is incorporated herein by reference.

Executive Officer Compensation Summary (filed as Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Commission File No. 0-28308) is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: February 13, 2006	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer
(Principal Financial Officer)